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                                                                    EXHIBIT 23.4

                         [LETTERHEAD OF CANBY MALONEY]


To the Board of Directors and Stockholders of SMTC Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Canby, Maloney & Co., Inc.

Canby, Maloney & Co., Inc.
Framingham, MA 01701

May 19, 2000